                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 20, 2003

                        World Health Alternatives, Inc.
             (Exact Name of registrant as specified in its Charter)

        Florida                   333-84934                04-3613924
(State of Incorporation)     Commission File No.          (IRS Employer
                                                       Identification No.)

        300 Penn Center Blvd., Suite 201, Pittsburgh, Pennsylvania 15235
               (Address of principal executive offices) (Zip Code)

                 Registrant's telephone number (412) 829-7800

              155 Lime Kiln Road, Darlington, Pennsylvania  16115
      (Registrant's former name and address, if changed since last report)

                             All correspondence to:
                          Brenda Lee Hamilton, Esquire
                        Hamilton, Lehrer and Dargan P.A.
         2 East Camino Real Suite, Suite 202, Boca Raton, Florida 33432
                             561-416-8956 Telephone;
                             561-416-2855 Facsimile

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT.

Pursuant to Item 304 of Regulation S-B the Registrant states:

(a)  (1) On February 20, 2003, the Registrant changed accountants from Stark
Winter Schenkein & Co., LLP to Daszkal Bolton LLP.

     (i)  The Registrant decided to dismiss Stark Winter Schenkein & Co.,
          LLP as its independent accountant;

     (ii) The financial statements reported on by Stark Winter Schenkein & Co.,
          LLP were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past fiscal year, and the interim period through February 20, 2003, except that the financial statements for the year ended February 28, 2002 contained going concern qualifications;

     (iii)The decision to change accountants was approved by the Registrant's
          Board of Directors; and

     (iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past fiscal year and the interim period through
          February 20, 2003.

          (B) Not applicable;

          (C) Not applicable;

          (D) Not applicable; and

          (E) Not applicable.

(2)  On February 20, 2003, the Registrant engaged Daszkal Bolton LLP as its independent accountants.

     (i)  The Registrant did not consult with Daszkal Bolton LLP, its new independent accountants, regarding any matter prior to its engagement;
          and
     (ii) Not applicable.

(3)  The Registrant has provided to Stark Winter Schenkein & Co., LLP, its former accountants, a copy of the disclosures contained in this Item 4 and the
Registrant has requested a letter from Stark Winter Schenkein & Co., LLP addressed to the Commission, confirming the statements made by the Registrant in this Item 4. A copy of such letter is attached hereto.

(b)     Not applicable.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits

(16.2) Letter from Stark Winter Schenkein & Co., LLP pursuant to Item 304(a)(3)
of Regulation S-B

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     World Health Alternatives, Inc.
Dated: February 20, 2003

                                     /s/ Rich McDonald
                                     By: Rich McDonald
                                     Title: President